SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2001

PracticeWorks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-16079
(Commission File Number)

52-2259090
(IRS Employer Identification Number)

1765 The Exchange, Suite 200, Atlanta, Georgia 30339
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 850-5006

(Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

      On March 7, 2001, PracticeWorks, Inc. (“PracticeWorks” or the “Registrant”) closed its previously-announced acquisition of SoftDent, LLC, or InfoSoft, the practice management software subsidiary of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc. In connection with the acquisition, Ceramco received $32.0 million of PracticeWorks’ 6½% convertible preferred stock. These preferred shares are convertible into 9.8% of PracticeWorks common stock and are redeemable for cash after 5 years if not converted. On March 22, 2001, the Registrant filed a Current Report on Form 8-K announcing the closing of this acquisition. Pro forma financial information required by Item 7 is filed herewith.

Item 5.   Other Events.

      On March 5, 2001, InfoCure Corporation (“InfoCure”) completed the distribution of the common stock of PracticeWorks to its stockholders in a tax-free distribution, effective 11:59 p.m. InfoCure’s stockholders of record on February 21, 2001 received a dividend of ¼ share of PracticeWorks common stock for each share of InfoCure common stock. InfoCure and PracticeWorks common stock commenced trading independently with the open of the market on Tuesday, March 6, 2001. PracticeWorks commenced trading on the American Stock Exchange under the symbol “PRW.” Effective March 6, 2001, InfoCure changed its trading symbol for its common stock on the Nasdaq National Market to “VWKS.”

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired.

December 31, 2000 and 1999 Audited Financial Statements of InfoSoft (a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc.) are attached in Appendix A hereto and filed herewith.

      (b) Pro Forma Financial Information.

Pro forma condensed combined financial statements are attached in Appendix A hereto and filed herewith.

      (c) Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

Exhibit No.	Description

2.1*	Agreement and Plan of Distribution, dated as of February 21, 2001, by and between InfoCure Corporation and PracticeWorks, Inc.

3.1	Certificate of Incorporation of PracticeWorks, Inc. (incorporated by reference to Exhibit 3.1 to PracticeWorks Registration Statement on Form 10, filed with the Commission on August 22, 2000).

3.2(a)*	Certificate of Designations of Series A Preferred Stock of PracticeWorks, Inc. issued to Ceramco, Inc.

Exhibit No.	Description

3.2(b)	Form of Certificate of Designations of Series B Preferred Stock of PracticeWorks, Inc. to be issued to the Stockholders of Medical Dynamics, Inc. (incorporated by reference to Exhibit 3.2(b) to Amendment No. 1 to PracticeWorks’ Registration Statement on Form S-1, filed with the Commission on January 24, 2001).

3.2(c)*	Certificate of Designations of Series C Preferred Stock of PracticeWorks, Inc. issued to Crescent International Ltd.

3.3	By-Laws of PracticeWorks, Inc. (incorporated by reference to Exhibit 3.1 to PracticeWorks Registration Statement on Form 10, filed with the Commission on August 22, 2000).

4.1	Form of certificate representing PracticeWorks, Inc. common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

4.2(a)*	Warrant dated March 5, 2001 by and between PracticeWorks, Inc. and FINOVA Capital Corporation.

4.2(b)*	Warrant dated March 5, 2001 by and between PracticeWorks, Inc. and FINOVA Capital Corporation.

4.3*	Warrant dated March 6, 2001 by and between PracticeWorks, Inc. and Crescent International Ltd.

10.1*	Tax Disaffiliation Agreement, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks, Inc.

10.2*	Transition Services Agreement, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks, Inc.

10.3*	Agreement and Plan of Distribution (filed as Exhibit 2.1).

10.4*	Employee Benefits and Compensation Allocation Agreement, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks, Inc.

10.5(a)*	Intellectual Property License Agreement, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks Systems, LLC.

10.5(b)*	Intellectual Property License Agreement, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks Systems, LLC.

10.5(c)*	Assignment of Copyrights, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks Systems, LLC.

10.5(d)*	Assignment of Trademarks, dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks Systems, LLC.

10.6	Amended and Restated PracticeWorks, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

Exhibit No.	Description

10.7(a)*	Indemnification Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and Richard E. Perlman.

10.7(b)*	Indemnification Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James K. Price.

10.7(c)*	Indemnification Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James A. Cochran.

10.7(d)*	Indemnification Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James C. Davis.

10.8(a)*	Employment Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and Richard E. Perlman.

10.8(b)*	Employment Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James K. Price.

10.8(c)*	Employment Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James A. Cochran.

10.8(d)*	Employment Agreement, dated March 5, 2001, by and between PracticeWorks, Inc. and James C. Davis.

10.9+	Inventory Control System Development & Marketing Agreement by and between Ormco Corporation and InfoCure Corporation, dated as of June 23, 1999 (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

10.10+	InfoCure Corporation E-Commerce Agreement by and between United Stationers Supply Co. and InfoCure Corporation, dated as of January 18, 2000 (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

10.11+	E-Commerce Agreement by and between Summit Marketing Group, Inc. and InfoCure Corporation, dated as of November 18, 1999. (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

10.12+	Purchase and Marketing Agreement by and between Dell Marketing, L.P. and InfoCure Corporation, dated as of August 1, 2000 (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on December 21, 2000).

10.13	Master Service Agreement by and between Global Center, Inc. and PracticeWorks, Inc., dated as of September 13, 2000 (incorporated by reference to Exhibit 10.13 to PracticeWorks’ Registration Statement on Form 10, filed with the Commission on November 13, 2000).

10.14	Contribution Agreement, dated as of December 27, 2000, by and between InfoCure Corporation, PracticeWorks, Inc., DENTSPLY International, Inc., Ceramco, Inc. and SoftDent LLC (incorporated by reference to Exhibit 10.14 to PracticeWorks’ Registration Statement on Form S-1, filed with the Commission on January 16, 2001).

Exhibit No.	Description

10.15*	Registration Rights Agreement dated as of March 7, 2001 between PracticeWorks, Inc. and Ceramco, Inc.

10.16*	Stock Purchase Agreement dated as of March 5, 2001, between PracticeWorks, Inc. and Crescent International Ltd.

10.17*	Registration Rights Agreement, dated as of March 5, 2001, between PracticeWorks, Inc. and Crescent International Ltd.

10.18(a)*	Stock Purchase Agreement, dated as of March 6, 2001, between PracticeWorks, Inc. and Crescent International Ltd.

10.18(b)*	Registration Rights Agreement dated as of March 6, 2001 between PracticeWorks, Inc. and Crescent International Ltd.

10.19	Amended and Restated Agreement and Plan of Merger and Reorganization by and among Medical Dynamics, Inc., InfoCure Corporation and CADI Acquisition Corporation, dated October 10, 2000 (incorporated by reference to Exhibit 10.19 to PracticeWorks’ Registration Statement on Form S-1, filed with the Commission on January 16, 2001).

10.20	First Amendment to the Amended and Restated Agreement and Plan of Merger and Reorganization by and among Medical Dynamics, Inc., InfoCure Corporation and CADI Acquisition Corporation, dated October 30, 2000 (incorporated by reference to Exhibit 10.20 to PracticeWorks’ Registration Statement on Form S-1, filed with the Commission on January 16, 2001).

10.21	Second Amendment to the Amended and Restated Agreement and Plan of Merger and Reorganization by and among Medical Dynamics, Inc., InfoCure Corporation and CADI Acquisition Corporation, dated December 19, 2000 (incorporated by reference to Exhibit 10.21 to PracticeWorks’ Registration Statement on Form S-1, filed with the Commission on January 16, 2001).

10.22*	Loan Agreement dated as of March 5, 2001, by and between PracticeWorks, Inc., as borrower, and FINOVA Capital Corporation, as lender.

10.23*	Incentive Warrant issuable to Crescent International Ltd.

10.24*	Protective Warrant issuable to Crescent International Ltd.

21.1*	List of Subsidiaries.

99.1*	Press release, issued by the Registrant on March 8, 2001.

*	Previously filed.
+	PracticeWorks applied for confidential treatment of portions of these exhibits. Accordingly, portions thereof have been omitted and were filed separately with the Securities and Exchange Commission on November 13, 2000.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 26, 2001

PRACTICEWORKS, INC.

		By:	/s/ James A. Cochran

James A. Cochran Senior Vice President and Chief Financial Officer

APPENDIX A

INDEX TO FINANCIAL STATEMENTS

PracticeWorks, Inc.

Form 8-K/A

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DENTSPLY International, Inc.

(Owner of the InfoSoft division of Ceramco, Inc., a wholly owned subsidiary)
York, Pennsylvania

      We have audited the accompanying balance sheets of InfoSoft (a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc.) (the “Division”) as of December 31, 2000 and 1999, and the related statements of income, changes in divisional equity and cash flows for the years then ended. These financial statements are the responsibility of the Division’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InfoSoft as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Atlanta, Georgia
March 2, 2001 (except for Note 7, which is as of March 7, 2001)

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

BALANCE SHEETS

	December 31,

	2000	1999

ASSETS
Current

Cash and cash equivalents	$70,853	$—

Accounts receivable, less allowance for doubtful accounts $50,000 and $22,000	355,982	592,938

Supplies inventory	50,129	67,028

Convention deposits and other prepaid expenses	273,197	185,438

Total current assets	750,161	845,404

Property and equipment, net (Note 3)	820,839	944,069

Other assets

Capitalized software costs, less accumulated amortization of $1,839,605 and $1,060,771 (Note 2)	4,449,170	4,070,711

Goodwill, less accumulated amortization of $1,121,216 and $689,749	5,350,784	5,782,251

Total other assets	9,799,954	9,852,962

Total assets	$11,370,954	$11,642,435

LIABILITIES AND DIVISIONAL EQUITY
Current

Bank overdrafts	$—	$216,912

Accounts payable	32,518	261,950

Income taxes payable (Note 5)	304,000	520,000

Accrued expenses:

Salaries and related expenses	345,732	725,082

Other	277,243	221,612

Deferred revenue	1,285,144	814,449

Total current liabilities	2,244,637	2,760,005

Deferred tax liabilities, net (Note 5)	1,236,000	891,000

Total liabilities	3,480,637	3,651,005

Commitments (Note 4)
Divisional equity

Net advances from parent	5,492,221	5,756,707

Retained earnings	2,398,096	2,234,723

Total divisional equity	7,890,317	7,991,430

Total liabilities and divisional equity	$11,370,954	$11,642,435

See accompanying notes to financial statements.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

STATEMENTS OF INCOME

	Year Ended December 31,

	2000	1999

Net sales	$8,647,959	$9,545,002

Costs and expenses

Cost of products purchased for sale	648,713	719,699

Selling, general and administrative expenses	7,311,606	7,228,712

Research and development	395,267	155,000

Total operating costs and expenses	8,355,586	8,103,411

Net income before income taxes	292,373	1,441,591

Income taxes (Note 5)	129,000	558,000

Net income	$163,373	$883,591

See accompanying notes to financial statements.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

	Net
	Advances	Retained
	from Parent	Earnings	Total

Balance, December 31, 1998	$7,053,222	$1,351,132	$8,404,354

Net income	—	883,591	883,591

Net repayments	(1,296,515)	—	(1,296,515)

Balance, December 31, 1999	5,756,707	2,234,723	7,991,430

Net income	—	163,373	163,373

Net repayments	(264,486)	—	(264,486)

Balance, December 31, 2000	$5,492,221	$2,398,096	$7,890,317

See accompanying notes to financial statements.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2000	1999

Operating activities

Net income	$163,373	$883,591
Adjustments to reconcile net income to net cash

Provided by operating activities:

Depreciation and amortization	1,589,888	1,417,213

Corporate overhead allocation	123,909	95,817

Deferred income taxes	345,000	480,000

Change in operating assets and liabilities:

Accounts receivable	236,956	(100,152)

Supplies inventory	16,899	(622)

Prepaid expenses	(87,759)	172,089

Bank overdrafts	(216,912)	216,912

Accounts payable	(229,432)	222,626

Income taxes payable	(216,000)	78,000

Accrued expenses	(323,719)	81,966

Deferred revenue	470,695	95,167

Cash provided by operating activities	1,872,898	3,642,607

Investing activities

Capital expenditures	(256,357)	(940,073)

Capitalized software expenditures	(1,157,293)	(1,428,875)

Cash used by investing activities	(1,413,650)	(2,368,948)

Financing activity

Repayments to parent company, net of draws and corporate overhead allocation	(388,395)	(1,392,332)

Net change in cash and cash equivalents	70,853	(118,673)

Cash and cash equivalents, beginning	—	118,673

Cash and cash equivalents, ending	$70,853	$—

See accompanying notes to financial statements.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS

Note  1.     Nature of Operations and Basis of Presentation

      The accompanying financial statements include the operations, assets and liabilities of InfoSoft, a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc (“DENTSPLY”), referred to hereafter as “the Division”. The Division provides information management technology to dentists. The Division’s offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These systems are designed to increase the quality and reduce the cost of providing care by allowing dentists and physicians to manage their practices more efficiently and reduce the administrative burdens created by an increasingly complex healthcare environment.

      The assets and liabilities of the Division were acquired by DENTSPLY on March 18, 1998, and accounted for under the purchase method of accounting.

      The Division’s costs and expenses in the accompanying financial statements include allocations from DENTSPLY for centralized corporate services and infrastructure costs because specific identification of the expenses is not practicable. The expense allocations have been determined on the bases that DENTSPLY and the Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division using ratios such as relative head count, sales and real estate occupied. These allocations are minimal as the Division, for the most part, operates independently.

Note  2.     Summary of Significant Accounting Policies

Revenue Recognition

      Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence that an agreement exists. Revenue from hardware sales, which was minimal for the periods presented, is recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, is recognized ratably over the life of the contract. Revenue from electronic claims processing is based upon a per transaction fee. Customers using the Division’s electronic claims processing services must pay the Division in advance and maintain prepaid deposits. The Division records these deposits as deferred revenue until the processing of transactions is complete and reported by a third party clearing house. Revenue from other services is recognized as the services are provided.

Cash And Cash Equivalents

      Cash and cash equivalents include all highly liquid investments with initial maturity dates of no more than three months. Historically, DENTSPLY has managed cash for its subsidiaries and divisions on a centralized basis.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

      The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Division’s financial instruments, which consist primarily of accounts receivable and accounts payable, are not materially different from their fair values.

Property and Equipment

      Property and equipment, are stated at the lower of the fair value or cost. Depreciation is computed over the estimated useful lives of the related assets using both straight-line and accelerated methods for financial reporting and primarily accelerated methods for income tax purposes. Substantial betterments to property and equipment are capitalized and repairs and maintenance are expensed as incurred.

Capitalized Costs of Computer Software to be Sold, Leased or Otherwise Marketed

      Costs incurred, such as planning, designing, coding and testing, for computer software to be sold, leased or otherwise marketed are expensed as incurred prior to establishing the technological feasibility of a product. Technological feasibility is generally achieved when the detail program design or a working model has been completed. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. Capitalized software costs are amortized using the straight-line method over the estimated lives of the related products (generally 60 months).

Goodwill

      Goodwill represents the excess of cost over the fair value of assets acquired in a business combination accounted for under the purchase method. Goodwill is amortized on a straight-line basis over its estimated useful life (15 years).

Long-Lived Assets

      Long-lived assets, such as goodwill, property and equipment and capitalized software development costs are periodically evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of the assets. When any such impairment exists, the related assets will be written down to fair value.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Divisional Equity

      Divisional Equity represents DENTSPLY’s net advances to the Division, through its wholly owned subsidiary, Ceramco, Inc. and divisional earnings. No intercompany interest income or expense has been allocated to the Division for DENTSPLY’s net investment in the Division, as there is no portion of DENTSPLY’s third-party debt attributed to the Division.

Income Taxes

      For the periods presented, the Division was not a separate taxable entity for federal, state or local income tax purposes and its operating results are included in the tax return of Ceramco, Inc. and ultimately are included in DENTSPLY’s consolidated tax returns. The Division calculates its income taxes under the separate return method and accounts for income taxes under the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Division’s financial statements or tax returns. In estimating future tax consequences, management generally considers all expected future events other than possible enactments of changes in the tax laws or rates.

Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Reclassification

      Certain prior period amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

      Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Historically, the Division has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Division does not expect adoption of the new standard on January 1, 2001, to affect its financial statements.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

      SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a Replacement of FASB Statement No. 125” was issued in September 2000 to address securitizations and other transfers of financial assets and collateral, and requires specified new disclosures. Specified disclosure provisions are effective for fiscal years ending after December 15, 2000 with the accounting for transfers and servicing of financial assets and extinguishments of liabilities effective for transactions occurring after March 31, 2001. Adoption of this new standard is not expected to have an effect on our financial statements.

      In December 1999, the SEC issued Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The Division believes that adopting SAB No. 101 will not have a material impact on its financial position or results of operations.

Note  3.     Property and Equipment

      Major classes of property and equipment consisted of the following:

	Estimated	December 31,
	Useful Lives
	(Years)	2000	1999

Office and computer equipment	2-5	$1,132,199	$871,606

Furniture and fixtures	5-7	479,434	483,670

		1,611,633	1,355,276

Less accumulated depreciation		(790,794)	(411,207)

		$820,839	$944,069

      Depreciation expense was $379,587 and $294,660 for the year ended December 31, 2000 and 1999.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note  4.     Commitments

Operating Leases

      DENTSPLY leases office facilities and certain equipment under operating leases having original terms ranging from one to seven years. Approximate future minimum rentals, by year and in the aggregate, under the noncancellable operating leases with remaining terms of more than one year that relate to facilities utilized by the Division are as follows:

Year	Amount

2001	$376,000

2002	387,000

2003	369,000

2004	411,000

Total	$1,543,000

      Rent expense was approximately $332,000 and $270,000 for the year ended December 31, 2000 and 1999, respectively.

Defined Contribution Plans

     Substantially all of the employees of the Division are eligible to participate in defined contribution plans sponsored by DENTSPLY - the DENTSPLY Employee Stock Ownership Plan (“ESOP”) and a 401(k) savings plan. The ESOP is a non-contributory defined contribution plan. DENTSPLY makes annual contributions to the ESOP of not less than the amounts required to service ESOP debt. The Division records pro rata expense related to the Division's employees relative to all employees of DENTSPLY and its subsidiaries. Total expense recorded by the Division was approximately $91,000 and $70,000 for 2000 and 1999, respectively.

     The 401(k) savings plan allows enrolled participants to contribute up to 15% of their compensation, subject to IRS defined limits. Neither DENTSPLY nor the Division contributes to the 401(k) savings plan.

Litigation

      The Division is a party to various legal proceedings related to its agreements with certain of its value-added resellers. Although the ultimate disposition of these proceedings is not presently determinable, management does not believe that adverse determination in any or all of such proceedings would have a material impact on the financial statements of the Division.

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note  5.     Income Taxes

      The components of the provision for income taxes are as follows:

	Year Ended December 31,

	2000	1999

Current:

Federal	$(177,000)	$68,000

State	(39,000)	10,000

Total current	(216,000)	78,000

Deferred:

Federal	283,000	418,000

State	62,000	62,000

Total deferred	345,000	480,000

Income tax expense	$129,000	$558,000

      Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The sources of the temporary differences and their effect on deferred tax assets and liabilities are as follows:

	December 31,

	2000	1999

Deferred tax assets:

Accounts receivable reserve	$20,000	$9,000

Basis difference of property and equipment	24,000	15,000

Other	(1,000)	13,000

Total deferred tax assets	43,000	37,000

Deferred tax liabilities:

Capitalized software costs	(1,279,000)	(928,000)

Net deferred tax liabilities	$(1,236,000)	$(891,000)

      The Division’s effective income tax rate varied from the U.S. federal statutory rate as follows:

	Year Ended December 31,

	2000	1999

Expected tax expense at U.S. federal statutory rate	$100,000	$490,000

Increase (decrease) in income taxes resulting from:

State income taxes	15,000	43,000

Other, net	14,000	25,000

Net income tax expense	$129,000	$558,000

INFOSOFT

(A DIVISION OF CERAMCO, INC., A WHOLLY OWNED SUBSIDIARY OF DENTSPLY INTERNATIONAL, INC.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note  6.     Supplemental Cash Flow Information

      All required cash payments for income taxes were made by DENTSPLY on behalf of the Division.

Note  7.     Subsequent Event

      On March 7, 2001, the net assets of the Division were acquired by PracticeWorks, Inc. (“PracticeWorks”) in exchange for 6.5% convertible redeemable preferred stock. The preferred stock will be convertible into PracticeWorks’ outstanding common stock and is redeemable after five years for $32.0 million. PracticeWorks was formerly a division of InfoCure Corporation (“InfoCure”) and was spun-off from InfoCure in a pro rata distribution of PracticeWorks’ common stock to InfoCure’s common stockholders.

PracticeWorks, Inc.

Introduction to Unaudited Pro Forma Condensed Combined

Financial Statements

       The unaudited pro forma condensed combined financial statements have been prepared to give effect to the March 5, 2001 spin-off by InfoCure Corporation (“InfoCure”) of its dental business to PracticeWorks, Inc. (“PracticeWorks”) and to (A) the March 7, 2001 acquisition of SoftDent, LLC, or InfoSoft, in exchange for 32,000 shares of PracticeWorks’ series A convertible redeemable preferred stock with a stated redemption value of $32.0 million in five years and (B) the March 6, 2001, issuance of 100,000 shares of PracticeWorks’ series C convertible redeemable preferred stock for $5.0 million.

      The pro forma condensed combined financial statements included herein reflect application of the purchase method of accounting for the acquisition. Such financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto as of and for the year ended December 31, 2000 of PracticeWorks, included in its annual report on Form 10-K for the year ended December 31, 2000, and the historical financial statements and notes thereto of InfoSoft included elsewhere in this current report.

      The pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 2000 combining the balance sheets of PracticeWorks and InfoSoft as of that date. The pro forma condensed combined statements of operations give effect to the acquisition of InfoSoft as if it had occurred on January 1, 2000, combining the results of PracticeWorks and InfoSoft for the year ended December 31, 2000.

      The pro forma condensed combined statements of operations for the year ended December 31, 2000 includes appropriate adjustments for amortization and other items related to the transaction, but exclude any potential cost savings. PracticeWorks believes that it may be able to reduce salaries and related costs and general and administrative expenses as it eliminates duplication of overhead and has formulated a plan of restructuring to implement such savings. There can be no assurance that the restructuring plan will be successful in effecting such cost savings.

      The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma combined financial information is unaudited and does not purport to represent the consolidated results that would have been obtained had the transactions occurred at the dates indicated, as assumed, nor does it purport to present the results which may be obtained in the future.

PracticeWorks, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2000
(In thousands)

	PracticeWorks	Contribution of					Pro Forma
	Inc. (A)	Division (A)	Pro Forma	InfoSoft	Adjustments		Combined

ASSETS

Current assets:

Cash and cash equivalents	$—	3,979	$3,979	$71	$5,000	(C)	$9,050

Accounts and notes receivable, net	—	9,076	9,076	356	—		9,432

Deferred tax assets	—	1,147	1,147	—	—		1,147

Prepaid expense and other current assets	—	1,080	1,080	323	—		1,403

Total current assets	—	15,282	15,282	750	5,000		21,032

Property and equipment, net	—	4,120	4,120	821	—		4,941

Goodwill and other intangible assets, net	—	42,784	42,784	9,800	12,070	(B)	64,654

Deferred tax assets	—	4,029	4,029	—	—		4,029

Other assets	—	2,307	2,307	—	—		2,307

Total assets	$—	$68,522	$68,522	$11,371	$17,070		$96,963

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$—	1,483	$1,483	$33	$—		$1,516

Accrued expenses	—	4,324	4,324	927	196	(B)	5,447

Accrued restructuring costs	—	1,839	1,839	—	—		1,839

Deferred revenue and customer deposits	—	9,753	9,753	1,285	—		11,038

Current portion of long-term debt	—	1,055	1,055	—	—		1,055

Total current liabilities	—	18,454	18,454	2,245	196		20,895

Long-term debt, less current portion	—	20,239	20,239	—	—		20,239

Deferred tax liabilities	—	—	—	1,236	(1,236	)(B)	—

Total liabilities	—	38,693	38,693	3,481	(1,040)		41,134

Convertible redeemable preferred stock	—	—	—	—	21,000	(B)	26,000
					5,000	(C)

Stockholders’ equity:

Common stock	—	85	85	—	—		85

Additional paid-in capital	—	62,565	62,565	7,890	(7,890)		62,565

Accumulated other comprehensive income	—	109	109	—	—		109

Accumulated deficit	—	(32,930)	(32,930)	—	—		(32,930)

Total stockholders’ equity	—	29,829	29,829	7,890	(7,890)		29,829

Total liabilities and stockholders’ equity	$—	$68,522	$68,522	$11,371	$17,070		$96,963

See accompanying notes to pro forma financial statements.

PracticeWorks, Inc.

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2000
(In thousands, except per share data)

	PracticeWorks,	PracticeWorks		Pro Forma		Pro Forma
	Inc.	Division	InfoSoft	Adjustments		Combined

Total revenue	—	$40,015	$8,648	$—		$48,663

Operating expense:

Hardware and other items purchased for resale	—	5,337	649	—		5,986

Selling, general and administrative	—	38,895	5,722	—		44,617

Research and development	—	3,481	395	—		3,876

Depreciation and amortization	—	17,250	1,590	5,695	(D)	24,535
				—

Restructuring and other charges	—	7,410	—	—		7,410

Gain on disposal of fixed assets	—	(636)	—	—		(636)

Total operating expense	—	71,737	8,356	5,695		85,788

Operating income (loss)	—	(31,722)	292	(5,695)		(37,125)

Interest and other expense, net	—	2,117	—	—		2,117

Loss before income taxes and extraordinary item	—	(33,839)	292	(5,695)		(39,242)

Provision (benefit) for income taxes	—	(4,399)	129	(129	)(E)	(4,399)

Net income (loss)		(29,440)	163	(5,566)		(34,383)

Preferred stock dividend	—	—	—	(2,080	)(F)	(5,218)
				(3,138	)(G)

Net income (loss) available to common shareholders	$—	$(29,440)	$163	$(10,784)		$(40,061)

Net income (loss) per share:

Basic and diluted	$—	$(3.51)				$(4.78)

Weighted average shares outstanding:	$—	8,384				8,384

PracticeWorks, Inc.

Notes to Unaudited Pro Forma Condensed Combined

Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(A)	Records InfoCure’s distribution of the net assets of the dental operations to PracticeWorks. PracticeWorks was formed in August 2000, and had nominal assets and no operations until the March 5, 2001 spin-off. As of December 31, 2000, PracticeWorks was capitalized by contributions from InfoCure in the amount of $100.

(B)	Records InfoSoft acquisition which was completed March 7, 2001, including the issuance of PracticeWorks series A convertible redeemable preferred stock with a stated redemption value of $32.0 million. The series A convertible redeemable preferred stock will be recorded net of a discount to adjust the total consideration to estimated fair value. This discount will be recognized over the five-year redemption period as an accretive dividend.

      This acquisition is accounted for as a purchase with the net consideration allocated to the assets acquired and liabilities assumed as follows:

Description	Amount

(In thousands)

Total Consideration:

Issuance of series A convertible redeemable preferred stock	$32,000

Discount on series A convertible redeemable preferred stock	(11,000)

Transaction costs	500

21,500

Allocation:

Current assets	(750)

Property and equipment and other noncurrent assets	(821)

Other intangible assets	(4,449)

Current liabilities	1,941

Goodwill	(17,421)

$—

(C)	Records the March 6, 2001 issuance of 100,000 shares of series C convertible redeemable preferred stock for the $5.0 million investment by Crescent.

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

(D)	Records adjustment to amortization expense to reflect increase for new basis of goodwill and eliminate amortization for other intangibles to which no value was assigned. Goodwill is amortized using the straight line method over a 3 year life.

(E)	Records the effect of income taxes as though the companies’ filed consolidated tax returns. Goodwill arising from the acquisition is not deductible for income tax purposes and therefore does not provide a pro forma income tax benefit.

PracticeWorks, Inc.

Notes to Unaudited Pro Forma Condensed Combined

Financial Statements — Continued

(F)	Records the annual dividends on PracticeWorks convertible redeemable preferred stock to be issued in connection with the InfoSoft acquisition.

(G)	Records the accretive dividends related to the discount on convertible redeemable preferred stock issued in connection with the InfoSoft acquisition. Also records the accretive dividend related to the potential redemption premium feature of the convertible redeemable preferred stock issued in connection with the Crescent investment.